Exhibit 10.8

FOURTH AMENDMENT
TO AMENDED AND RESTATED AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP
OF
ARISTOCRAT MANOR, LTD.

This Fourth Amendment to Amended and Restated Agreement and Certificate of Limited Partnership of Aristocrat Manor, Ltd. (this “Amendment”), is made as of October 29 2012 (the “Effective Date”), by and between the following parties

(i)         Marshall Barclay Coffman, an individual and the “Special Limited Partner of the Partnership,

(ii)        George S. Mackey, an individual (the “Withdrawing General Partner”);

(iii)       Coffman Holdings, LLC, an Arkansas limited liability company (the “Incoming General Partner”);

(iv)       Real Estate Associates IV, a California limited partnership (the “Withdrawing Limited Partner”); and

(v)        Coffman Holdings, LLC (the “Incoming Limited Partner”),

with reference to the following:

A.         Aristocrat Manor, Ltd., (the “Partnership”) was formed as a limited partnership under the laws of the State of Arkansas and is being governed pursuant to a Amended and Restated Agreement and Certificate of Limited Partnership, dated as of June 1, 1984, as amended by the First Amendment to Amended and Restated Agreement and Certificate of Limited Partnership, dated as of September 29, 1998, the Second Amendment to Amended and Restated Agreement and Certificate of Limited Partnership, dated as of August 9, 1999, and the Third Amendment to Amended and Restated Agreement and Certificate of Limited Partnership, dated as of February 1, 2000 (collectively, the “Amended Partnership Agreement”).

B.         The Parties desire to enter into this Amendment to provide for, among other things (i) the withdrawal of the Withdrawing Limited Partner from the Partnership as the Limited Partner of the Partnership and the withdrawal of the Withdrawing General Partner as the Operating General Partner, (ii) the admission of the Incoming Limited Partner into the Partnership as the Limited Partner and the admission of the Incoming General Partner as the Operating General Partner, and (iii) other amendments to the Amended Partnership Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and for such other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree that the Amended Partnership Agreement is amended as follows:

1.               Capitalized terms not defined in this Amendment shall have the meanings set forth in the Amended Partnership Agreement.

2.               Effective on the Effective Date:

(a)             Provided the Withdrawing Limited Partner has received the sum of $5,000.00 from the Incoming General Partner and/or the Incoming Limited Partner, which the Withdrawing Limited Partner acknowledges shall be treated as a direct acquisition of its Interest and in full satisfaction of all obligations and liabilities due the Withdrawing Limited Partner in connection with or in any manner arising out of the Partnership, the Project or any other assets owned by the Partnership, the Withdrawing Limited Partner withdraws from the Partnership and acknowledge that they have no further interest therein;

(b)             The entire Interest of the Withdrawing Limited Partner, including, but not limited to, its right to and/or interests in all Profits and Losses, Cash From Operations, Net Refinancing Cash, Cash from Disposition and other Partnership distributions, other Partnership funds and assets, and any reimbursements of expenses, repayments of any loans made by the Withdrawing Limited Partner or any Affiliate to the Partnership (the “Interest”), is transferred to the Incoming Limited Partner;

(c)             The Incoming Limited Partner is admitted into the Partnership as the Limited Partner; all Profits and Losses, Cash From Operations, Net Refinancing Cash, Cash from Disposition and other Partnership assets allocated or to be distributed to the Limited Partner shall be allocated or distributed, as appropriate, to the Incoming Limited Partner; and the Incoming Limited Partner assumes and agrees to perform all of the obligations of the Limited Partner under the Amended Partnership Agreement as amended hereby.

(d)             Provided the Withdrawing General Partner has received the sum of $100.00 from the Incoming General Partner and/or the Incoming Limited Partner, which the Withdrawing General Partner acknowledges shall be treated as a direct acquisition of its Interest and in full satisfaction of all obligations and liabilities due the Withdrawing General Partner in connection with or in any manner arising out of the Partnership, the Project or any other assets owned by the Partnership, the Withdrawing General Partner withdraws from the Partnership and acknowledge that they have no further interest therein;

(e)             The entire Interest of the Withdrawing General Partner, including, but not limited to, its right to and/or interests in all Profits and Losses, Cash From Operations, Net Refinancing Cash, Cash from Disposition and other Partnership distributions, other Partnership funds and assets, and any reimbursements of expenses, repayments of any loans made by the Withdrawing General Partner or any Affiliate to the Partnership (the “GP Interest”), is transferred to the Incoming General Partner;

(f)               The Incoming General Partner is admitted into the Partnership as the Operating General Partner, all Profits and Losses, Cash From Operations, Net Refinancing Cash, Cash from Disposition and other Partnership assets allocated or to be distributed to the Operating General Partner shall be allocated or distributed, as appropriate, to the Incoming General Partner; and the Incoming General Partner assumes and agrees to perform all of the obligations of the Operating General Partner under the Amended Partnership Agreement as amended hereby.

3.               Notwithstanding the withdrawal of the Withdrawing Limited Partner and the Withdrawing General Partner, each of the other Partners elects to continue the business of the Partnership.

4.               Section 1.17 of the Amended Partnership Agreement is deleted in its entirety and replaced with the following:

1.17     Partners. “Partners” means the Operating General Partner, the Limited Partner and the Special Limited Partner, collectively; “Partner” refers to any one of them.

5.               Section 4.1.1 of the Amended Partnership Agreement is deleted in its entirety and replaced with the following:

4.1.1    All Operating Profits shall be allocated Incoming General Partner 1%, Special Limited Partner 1%, and Incoming Limited Partner 98%.

6.               Section 4.1.2.4 of the Amended Partnership Agreement is deleted in its entirety and replaced with the following:

4.1.2.4 Disposition Profits remaining after making the allocation required pursuant to Sections 4.1.2.1, 4.1.2.2. and 4.1.2.3 hereof shall be allocated Incoming General Partner 1%, Special Limited Partner 1%, and Incoming Limited Partner 98%.

7.               Section 4.1.4.2 of the Amended Partnership Agreement is deleted in its entirety and replaced with the following:

4.1.4.2 Disposition Losses remaining after making the allocation required pursuant to Section 4.1.4.1 hereof shall be allocated Incoming General Partner 1%, Special Limited Partner 1%, and Incoming Limited Partner 98%.

8.               Section 4.3.3 of the Amended Partnership Agreement is deleted in its entirety and replaced with the following:

9.               Section 4.4.1 of the Amended Partnership Agreement is deleted in its entirety.

10.            The first sentence of Section 4.2 of the Amended Partnership Agreement is deleted in its entirety and replaced wit the following:

The Operating General Partner shall distribute Cash From Operations to the Partners from time to time, but not less often than annually and not later than 120 days after the end of the Partnership’s fiscal year, Incoming General Partner 1%, Special Limited Partner 1%, and Incoming Limited Partner 98%.

11.            Section 13.2.2 of the Amended Partnership Agreement is deleted in its entirety and replaced with the following:

13.2.2  If to the Limited Partner:

Coffman Holdings, LLC

3801 Woodland Heights Road, Suite 110

Little Rock, AR 72212

12.            As a material inducement to the Withdrawing Limited Partner entering into this Amendment, the Withdrawing General Partner represents and warrants to the Withdrawing Limited Partner that the following are true and correct:

(a)             The Partnership at all times has been and continues to be a limited partnership duly organized, validly existing and in good standing under the laws governing limited partnerships, as adopted in the state of its formation. The Partnership has taken all requisite action in order to conduct lawfully its business in the state in which the Project is situated, and is not qualified or licensed to do business and is not required to be so qualified or licensed in any other jurisdiction. The Partnership has the full power and authority to carry on its business, including without limitation, to own, lease and operate the Project.

(b)             (i) The execution and delivery of this Amendment by the Withdrawing General Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings, and (ii) assuming the due and proper execution and delivery by the Withdrawing Limited Partner, this Amendment is binding upon and enforceable against the Withdrawing General Partner in accordance with its terms.

(c)             The Partnership has obtained all necessary consents and approvals for the transactions contemplated by this Agreement, including, but not limited to, the consent of the holders of all Mortgages and all Governmental Agencies.

13.            As a material inducement to the Withdrawing Limited Partner entering into this Amendment, the Incoming Limited Partner hereby represents and warrants to the Withdrawing Limited Partner that the following are true and correct :

(a)             The execution and delivery of this Amendment by the Incoming Limited Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings.

(b)             Assuming the due and proper execution and delivery by the Withdrawing Limited Partner, this Amendment is binding upon and enforceable against the Incoming Limited Partner in accordance with its terms.

(c)             The Incoming Limited Partner has obtained all necessary third-party consents to the transactions contemplated by this Amendment, including, but not limited to, any required consent of the holders of Mortgages and all Governmental Agencies.

(d)             No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against the Incoming Limited Partner or, to the knowledge of the Incoming Limited Partner, threatened against the Incoming Limited Partner pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Amendment or the transactions contemplated hereunder, nor does the Incoming Limited Partner know of any reason to believe any such proceeding will be instituted.

(e)             The Incoming Limited Partner has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Amendment.

(f)               The Incoming Limited Partner is aware of the restrictions on transfer or encumbrance of the Interest under the Partnership Agreement, as well as the transfer restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities laws (the “Securities Laws”).  The Incoming Limited Partner is able to bear the economic risk of its investment in the Interest, is aware that it must hold the Interest for an indefinite period and that the Interest has not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the Interest is registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws.  The Incoming Limited Partner is acquiring the Interest for its own account and not with a view to resell, transfer or otherwise dispose thereof.

(g)             The Incoming Limited Partner knows at least as much about the Partnership as the Withdrawing Limited Partner. The Incoming Limited Partner is experienced in financial transactions such as ownership of the Interest and understands the business and operations of the Partnership and its ownership and operation of the Project.  The Incoming Limited Partner has had an opportunity to ask questions about and seek information about the Partnership and the Project, and has not relied upon any express or implied representations or warranties from the Withdrawing Limited Partner with regard to the Interest, the Partnership or the Project, except as expressly provided herein.

14.            As a material inducement to the Incoming General Partner and the Incoming Limited Partner entering into this Amendment, the Withdrawing Limited Partner represents and warrants that the following are true and correct:

(a)             The Withdrawing Limited Partner has at all times been and continues to be duly organized, validly existing and in good standing under the laws governing limited partnerships, as adopted in the state of its formation.

(b)             The Withdrawing Limited Partner is the owner of the Interest and except as set forth in this Amendment, the Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever and the Operating General Partner shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under the Withdrawing Limited Partner.

(c)             The execution and delivery of this Amendment by the Withdrawing Limited Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and, assuming the due and proper execution and delivery by the Operating General Limited Partner, this Amendment is binding upon and enforceable against the Withdrawing Limited Partner in accordance with its terms.

(d)             To the Withdrawing Limited Partner’s knowledge, there is no litigation, action, proceeding, investigation or claim pending or threatened against or involving the Interests, or which questions the validity of this Amendment, and, to the Withdrawing Limited Partner’s knowledge, there is no fact or circumstance which could give rise to any such litigation, action, proceeding, investigation or claim.

15.            Notwithstanding the withdrawal of the Withdrawing Limited Partner, the Incoming General Partner acknowledges that from and after the Effective Date matters may arise that relate back to events that occurred prior to the Effective Date (for purposes of illustration and not limitation, audits by the IRS).  The Incoming General Partner agrees that as to such matters (i) the Incoming General Partner shall conduct itself in a manner which is consistent with the obligations of the Operating General Partner as such obligations existed immediately prior to the Effective Date and, accordingly, recognize all of the corresponding rights of the Withdrawing Limited Partner as if the Withdrawing Limited Partner had not withdrawn from the Partnership as provided in this Amendment and (ii) that nothing herein shall relieve the Incoming General Partner from such pre-existing obligations. Without limiting the generality of the foregoing, the Incoming General Partner shall:

(a)             file on behalf of the Partnership for the current Fiscal Year a United States Partnership Return of Income and such other tax returns and other documents from time to time as may be required by the federal government or by any state or any subdivision thereof within the time(s) prescribed by law for such filings;

(b)             deliver to the Withdrawing Limited Partner within ninety (90) days after the end of the current Fiscal Year such tax information, including, without limitation, a copy of Schedule K-1, as shall be reasonably necessary for inclusion by the Withdrawing Limited Partner in its federal income tax returns and required state income tax and other tax returns;

(c)             deliver to the Withdrawing Limited Partner the current Fiscal Year audited financial statement of the Partnership as required pursuant to the terms of Section 7.3 of the Amended Partnership Agreement.

If the Incoming General Partner shall fail, for any reason, to prepare and/or deliver to the Withdrawing Limited Partner any of the returns or other information required by this paragraph 15, the Withdrawing Limited Partner shall have the right to cause such returns and other information prepared at the sole cost and expense of the Incoming General Partner, plus an administrative fee payable to the Withdrawing Limited Partner in an amount equal to fifteen percent (15%) of the actual out-of-pocket costs incurred by the Withdrawing Limited Partner to have such returns and information prepared. In furtherance of the foregoing, the Withdrawing Limited Partner and its duly authorized representatives shall have the right to inspect and copy such portions of the Partnership’s books of account which are necessary or appropriate for the preparation of such returns and information; provided, however, it is expressly understood and agreed by the Withdrawing Limited Partner that such access is solely for the purpose of preparing such returns or other information that the Incoming General Partner failed to prepare and/or deliver as herein provided, and shall not be deemed to grant the Withdrawing Limited Partner any other rights with respect to the Partnership and/or the operation of its business.

16.            Without limiting the generality of the provisions of paragraph 15,

(a)             Within five (5) calendar days after the sending or the receipt of any correspondence or communication relating to the Partnership to or from the IRS which could affect the Withdrawing Limited Partner, the Incoming General Partner, as the “tax matters partner” (as that term is defined in the Code) of the Partnership (the “Tax Matters Partner”), shall promptly forward to the Withdrawing Partners a photocopy of all such correspondence or communication(s).

(b)             The Tax Matters Partner, shall not, with respect to any matter which could affect the Withdrawing Limited Partner, take any of the following actions without the prior written consent or approval of the Withdrawing Limited Partner:

(i)               Extend the statute of limitations for assessing or computing any tax liability against the Partnership (or the amount or character of any Partnership tax items);

(ii)              Settle any audit with the IRS concerning the adjustment or readjustment of any partnership item(s) (within the meaning of Section 6231(a)(3) of the Code);

(iii)            File a request for an administrative adjustment with the IRS at any time or file a petition for judicial review with respect to any such request;

(iv)            Initiate or settle any judicial review or action concerning the amount or character of any partnership tax item(s) (within the meaning of Section 6231(a)(3) of the Code); or

(v)             Intervene in any action brought by any other Partner for judicial review of a final adjustment.

17.            In the event of any Partnership level proceeding instituted by the IRS pursuant to Sections 6221 through 6233 of the Code which could affect the Withdrawing Limited Partner, the Tax Matters Partner shall consult with the Withdrawing Limited Partner regarding the nature and content of all action and defense to be taken by the Partnership in response to such proceeding. The Tax Matters Partner also shall consult with the Withdrawing Limited Partner regarding the nature and content of any proceeding pursuant to Sections 6221 through 6233 of the Code instituted by or on behalf of the Partnership (including the decision to institute proceedings, whether administrative or judicial, and whether in response to a previous IRS proceeding against the Partnership or otherwise).

18.            The Incoming General Partner approves the withdrawal of the Withdrawing Limited Partner and confirms that there are no unsatisfied conditions or obligations of the Withdrawing Limited Partner under the Amended Partnership Agreement with respect thereto.

19.            Reference is made to that certain Non-Negotiable Purchase Money Promissory Note Secured by Personal Property, dated June 1, 1984, in the face amount of $1,400,000.00, executed by the Withdrawing Limited Partner in favor of Bridges, Young, Matthews, Homes & Drake, as amended by the Modification of Non-Negotiable Purchase Money Promissory Note Secured by Personal Property, dated as of January 1, 2010, by and between the Withdrawing Limited Partner and Bridges, Young, Matthews, & Drake PLC (formerly, Bridges, Young, Matthews, Homes & Drake) (collectively, the “Note”).

(a)             The Incoming Limited Partner acknowledges that it has reviewed the Note with counsel of its choosing and further acknowledges that payments due thereunder are, in part, connected to distributions that the Incoming Limited Partner might otherwise receive from the Partnership, and that the Note is secured by a pledge of the Interest pursuant to the Security Agreement executed by the Withdrawing Limited Partner in the form attached as Exhibit B to that certain Agreement of Purchase and Sale of Partnership Interests, dated as of June 1, 1984.

(b)             Without limiting any of the other provisions of this Amendment, including, but not limited to, those in paragraph 2(b), the Incoming Limited Partner hereby assumes all of the duties, obligations and responsibilities of “maker” (as that term is defined and used in the Note, under the Note first arising and accruing after the Effective Date.  The Incoming Limited Partner hereby agrees to defend and indemnify the Withdrawing Limited Partner, and its affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, officers, directors, trustees and shareholders from and against any and all claims, costs, liabilities, damages and expenses (including related attorneys’ fees) arising under or in connection with the Note to the extent the same arise or accrue after the Effective Date.

20.            All of the provisions of this Amendment shall survive the withdrawal of the Withdrawing Limited Partner from the Partnership.

21.            Except as amended by this Amendment, the Amended Partnership Agreement remains in full force and effect without change.

22.            This Amendment may be executed in counterparts and may be executed by facsimile, each of which shall be deemed to be effective and all of which when taken together, shall constitute one instrument.

23.            Each provision of this Amendment shall be considered separate and if for any reason any provision or provisions herein are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Amendment which are valid, such provision or provisions shall be deemed void and of no effect.

24.            The Parties shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Amendment.

[Signatures on following page(s)]

EXECUTED to be effective as of the Effective Date.

INCOMING GENERAL PARTNER:                       COFFMAN HOLDINGS, LLC,

an Arkansas limited liability company

By  /s/Marshall B. Coffman

Name:  Marshall B. Coffman

Title:  Managing Member

INCOMING LIMITED PARTNER:                          COFFMAN HOLDINGS, LLC,

an Arkansas limited liability company

By  /s/Marshall B. Coffman

Name:  Marshall B. Coffman

Title:  Managing Member

SPECIAL LIMITED PARTNER:                             /s/Marshall Barclay Coffman

MARSHALL BARCLAY COFFMAN

WITHDRAWING GENERAL PARTNER:               /s/George S. Mackey

GEORGE S. MACKEY

WITHDRAWING LIMITED PARTNER:                  REAL ESTATE ASSOCIATES IV,

a California limited partnership

By National Partnership Investments, LLC, Corp.,

a California limited liability company and f/k/a National Partnership Investments Corp. a California corporation,

General Partner

By   Bethesda Holdings I, LLC,

a Delaware limited liability company,

its member

By   AIMCO/Bethesda Holdings, Inc.,

a Delaware corporation,

its member

By  /s/John Bezzant

Name:  John Bezzant

Title:  Executive Vice President